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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2016

To the stockholders of ASHFORD INC.:

        The annual meeting of stockholders of Ashford Inc., a Delaware corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 on May 17, 2016 beginning at 9:30 a.m., Central time, for the following purposes:

  (i)
  to elect four directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  (ii)
  to ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016;

  (iii)
  to re-approve the material terms of our 2014 Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

  (iv)
  to transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

        Stockholders of record at the close of business on April 14, 2016 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks, Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 28, 2016

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016.

        The company's Proxy Statement for the 2016 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2015, which includes the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available at www.ashfordinc.com under the "Investor" link, at the "Annual Meeting Material" tab.

i

PROPOSAL NUMBER THREE—RE-APPROVE MATERIAL TERMS OF THE 2014 INCENTIVE PLAN FOR 162(m) PURPOSES	40
Overview	40
Material Terms	40
Material Features of the Plan	41
Federal Income Tax Treatment of Awards Under the Plan	43
New Plan Benefits	44
ADDITIONAL INFORMATION	46

ii

ASHFORD INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2016

        We are providing these proxy materials in connection with the solicitation by the board of directors of Ashford Inc. of proxies to be voted on at our annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 beginning at 9:30 a.m., Central time, on May 17, 2016. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. This proxy statement and accompanying proxy will be first mailed to stockholders on or about April 28, 2016.

        "We," "our," "us," "Ashford," and the "company" each refers to Ashford, Inc. (NYSE MKT: AINC), a Delaware corporation. "Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and real estate investment trust ("REIT") from which we spun off in November 2014. "Ashford Prime" refers to Ashford Hospitality Prime, Inc. (NYSE: AHP), a Maryland corporation and REIT that spun off from Ashford Trust in November 2013. "Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and our subsidiary. We, together with Ashford LLC serve as external advisor to each of Ashford Trust and Ashford Prime. "Remington" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and property management company owned by Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust. Mr. Monty Bennett also serves as the Chief Executive Officer of Remington. On September 17, 2015, we entered into an acquisition agreement to acquire 80% of Remington (the "Remington Transaction"), as described in "Certain Relationships and Related Person Transactions—Our Relationship and Agreements with Remington—Remington Transaction."

        At the annual meeting of stockholders, action will be taken to:

  •
  elect four directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  •
  ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016;

  •
  re-approve the material terms of our 2014 Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

  •
  transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock; availability, terms and deployment of capital; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; actual and potential conflicts of interest with or between Remington, Ashford Prime and Ashford Trust, our executive officers and our non-independent directors; availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes; the ability of the parties to the Remington Transaction to consummate the Remington Transaction; the conditions to the completion of the Transactions, including the receipt of approval of our stockholders; the regulatory approvals required for the Remington Transaction not being obtained on the terms expected or on the anticipated schedule; the ability of the parties to the Remington Transaction to meet expectations regarding the timing, completion and tax treatments of the Remington Transaction; the possibility that the parties may not realize any or all of the anticipated benefits from the Remington Transaction; disruptions from the Transactions may harm relationships with customers, employees and regulators; unexpected costs may be incurred; and changes in our stock price prior to the closing of the Remington Transaction and following the Remington Transaction.

 GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, we expect that eight of our officers and other employees of Ashford may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a base fee of $20,000, plus out-of-pocket expenses.

Voting Securities

        Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of April 14, 2016 there were 2,010,067 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on April 14, 2016 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

Voting

        If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders.

        If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.

Counting of Votes

        A quorum will be present at the annual meeting if the holders of a majority of the outstanding shares entitled to vote are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chairman of the meeting or by a vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

        The affirmative vote of a plurality of all of the votes cast at the annual meeting of stockholders will be required to elect each nominee to our board of directors (Proposal 1). Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2016 (Proposal 2), to re-approve the material terms of our 2014 Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code (Proposal 3) and for any other matter that may properly come before the annual meeting.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1) and the re-approval of the 2014 Incentive Plan (Proposal 3) are non-discretionary items under the rules of The New York Stock Exchange Market ("NYSE MKT") and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in Proposal 1 and Proposal 3. The ratification of the appointment of BDO USA, LLP as independent auditors (Proposal 2) is a discretionary item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions, broker non-votes and withheld votes are included in determining whether a quorum is present, as they are considered present and entitled to cast a vote (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions, broker non-votes and withheld votes will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the votes for Proposal 1. Abstentions and broker non-votes will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the votes for Proposal 2. Abstentions will not be considered "votes cast" and will not be included in vote totals or affect the outcome of the votes for Proposal 3.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with management recommendations.

Right To Revoke Proxy

        If you hold shares of common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our corporate secretary in writing before your shares of common stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new proxy card to Broadridge; or

  •
  attend the annual meeting of stockholders and vote your shares of common stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "Voting" section of this proxy statement for more information.

        If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The Securities and Exchange Commission (the "SEC") rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ashfordinc.com.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the expiration of the terms of their designated class pursuant to our charter and until their successors have been duly elected and qualified. At the 2016 annual meeting, the terms of four of our seven currently serving directors will expire. Our nominating/corporate governance committee has recommended, and our board of directors has nominated, for re-election all four persons currently serving as directors whose terms are expiring. If elected, each of the persons nominated as director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the four nominees for director, as well as the month and year each nominee first began his service on our board of directors. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, our board of directors reserves the right to nominate substitute nominees prior to the annual meeting. In such a case, the company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under by the Securities Exchange Act of 1934, as amended.

        The board of directors unanimously recommends a vote FOR all nominees.

NOMINEES FOR ELECTION AS DIRECTORS

DARRELL T. HAIL Age 50	Darrell T. Hail has served on our board since November 2014 and currently serves as a member of our compensation committee, our audit committee and our nominating/corporate governance committee. Mr. Hail has served as a producer at Hotchkiss Insurance Agency, a Texas-based insurance agency, since 2011. Prior to joining Hotchkiss Insurance Agency, Mr. Hail served as a producer at USI, an insurance brokering and consulting agency, from 2005 to 2011 and at Summit Global Partners, a Dallas-based insurance agency from 2002 to 2005. From 1995 through 2002, Mr. Hail served as the manager and owner of Westlake Golf in The Hills, a retail golf operation in Austin, Texas. Mr. Hail earned his Bachelor of Arts in History from the University of Texas at Austin in 1988.
Mr. Hail brings significant business experience, including the design and implementation of complex insurance programs for clients in various industries, to our board of directors.

J. ROBISON HAYS, III Age 38

J. Robison Hays, III has served on our board and as our Chief Strategy Officer since November 2014. From our inception to November 2014, Mr. Hays served as our Senior Vice President Corporate Finance & Strategy and has also served in that capacity for Ashford LLC and Ashford Prime since April 2013 and for Ashford Trust since 2010. Mr. Hays also serves as Chief Investment Officer of AIM. Mr. Hays has been with Ashford Trust since April 2005. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust's investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences.

Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays brings extensive business and finance experience gained while serving as a senior vice president, Corporate Finance & Strategy for Ashford Trust, Ashford Prime and Ashford LLC, as well as his experience with the formation and execution of our strategic initiatives, to our board of directors. He earned his A.B. in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

JOHN MAULDIN Age 65

Mr. Mauldin has served on our board since November 2014. Mr. Mauldin is an owner of Mauldin Economics, a publisher of investing resources, and has served as its Chairman since February 2012. Mr. Mauldin also owns Millennium Wave Advisors, a state-registered investment advisory firm, and has served as its President since inception in 1999. Mr. Mauldin is also the President and registered principal of Millennium Wave Securities, a FINRA & SIPC registered broker-dealer. He is also a public speaker on topics relating to finance and the economy, a published author on such topics and a frequent contributor for various publications and television shows on such topics.

Mr. Mauldin brings extensive experience as an investment advisor, as well as extensive knowledge of finance and economics, to the board of directors of Ashford Inc. Mr. Mauldin has an undergraduate degree in Political Science/Economics from Rice University, as well as a Masters in Divinity from Southwestern Baptist Theological Seminary.

GERALD J. REIHSEN, III Age 56

Mr. Reisen has served on our board since November 2014 and currently serves as chairman of our audit committee. In January 2016, Mr. Reihsen founded Primum Consult to advise enterprises with aggressive growth aspirations in respect of enhancing their business models, executing on growth strategies and positioning to access capital through multiple channels and innovative arrangements. In October 2010, Mr. Reihsen founded Corbita Maritime Investments LLC ("Corbita"), a global platform with offices in Dallas, Texas and Hamburg, Germany that sponsors and manages maritime asset investment programs, especially in the dry bulk segment in Dallas, Texas and Hamburg, Germany, and has served as its Chief Executive Officer since such time.

Mr. Reihsen was a founder of Behringer Harvard Holdings, LLC ("Behringer") in October 2001. Since that time through December 2013, Mr. Reihsen served in various executive officer roles at Behringer and its related companies. Behringer is an integrated direct participation investment program sponsor with over $11 billion under management at its peak. Among his roles with Behringer, Mr. Reihsen served as Behringer's executive vice president from October 2001 through December 2013, president and senior supervising principal of Behringer Securities LP, the broker/dealer within Behringer, from December 2011 through March 2012, and executive vice president and corporate secretary for the various Behringer sponsored non-listed publicly reporting REITs and other investment programs. Prior to joining Behringer, Mr. Reihsen served as executive vice president-corporate development and legal for Xybridge Technologies, Inc., a communications software developer of carrier-class broadband access network softswitch technology. Mr. Reihsen also previously worked as a corporate and securities attorney for fifteen years.

Mr. Reihsen led the founding in Dallas of a Cristo Rey high school, an innovative and highly successful college preparatory high school concept for underrepresented urban youths. As the Chair of the Feasibility Committee of Cristo Rey Dallas College Prep from August 2013 through August 2014 he presided over the most rapid and successful creation to date of a Cristo Rey high school, with Cristo Rey Dallas being the 30th of such schools in the United States. Since completing his service as the Chair of the Feasibility Committee Mr. Reihsen has served on the Board of Directors of Cristo Rey Dallas College Prep.

To enhance his effectiveness as a board member Mr. Reihsen has completed the requirements to becomeis a National Association of Corporate Directors (NACD) Board Leadership Fellow. Through his efforts with the NACD he has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for directors and corporate governance professionals. He supplements his skill sets through ongoing engagement with the director community, and access to leading practices.

Mr. Reihsen brings his extensive business and management experience to the board of directors of Ashford Inc., which has been gained while serving as an executive officer of many companies, including several large publicly reporting REITs and a FINRA member investment advisor, as well as his experience as a corporate and securities attorney advising numerous public and private enterprises. Mr. Reihsen earned his Bachelor of Arts from the University of Mississippi in 1982 and his Juris Doctorate from the University of Wisconsin Law School in 1985.

 BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors and chief executive officer, lead director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        During the year ended December 31, 2015, our board of directors held four regular meetings and twelve special meetings. Our board of directors must hold at least two regularly scheduled meetings per year of the non-employee directors without management present. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director.

        Mr. Monty J. Bennett serves as Chairman of our board of directors, as well as Chief Executive Officer of the company. He also serves as Chief Executive Officer and Chairman of the board of directors of each of Ashford Trust, Ashford Prime and Remington. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Prime, Remington and each of their affiliates, many of the responsibilities of our board of directors have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Person Transactions—Conflicts of Interest."

        Our board of directors was initially divided into three classes of directors. The initial terms of the directors designated as Class I directors expired at the 2015 annual meeting, the initial terms of the directors designated as Class II directors expire at the 2016 annual meeting and the initial terms of the directors designated as Class III directors expire at the 2017 annual meeting. In 2015, our stockholders authorized an amendment to our charter to declassify our board. In accordance with the amendment, the directors initially designated as Class I directors were re-elected at the 2015 annual meeting to serve one year terms, and all four of the nominees for director at this 2016 annual meeting, which consist of directors initially designated as Class I and Class II directors, are being nominated to serve one year terms. Beginning at our 2017 annual meeting, upon the expiration of the initial terms of the directors initially designated as Class III directors, all of our directors (or their successors) will be elected to serve one year terms and our board will be completely declassified. The following table sets forth certain information regarding our current directors:

	Age	Title	Class
Monty J. Bennett	50	Chief Executive Officer and Director	Class III
Dinesh P. Chandiramani	49	Director	Class III
Darrell T. Hail	50	Director	—
J. Robison Hays, III	38	Chief Strategy Officer and Director	—
John Mauldin	65	Director	—
Gerald J. Reihsen, III	56	Director	—
Brian Wheeler	47	Director	Class III

Biographical Information of Current Directors

        Set forth below are the names, principal occupations, committee memberships, directorships held with other companies, and other biographical data for the three directors who are not up for re-election at the annual meeting of our shareholders to which this proxy statement relates. For information about each of the four nominees for director, see the "Nominees for Election as Director" section of this proxy statement. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        Monty J. Bennett has served as our Chief Executive Officer and Chairman of the board of directors since November 2014. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford LLC since April 2013. He has served as the Chief Executive Officer and Chairman of Ashford Prime's board of directors since April 2013. At Ashford Trust, Mr. Bennett has served as the Chief Executive Officer and as a member of the board of directors since May 2003 and as Chairman of the board of directors since January 2013. Mr. Bennett also serves as the Chairman of Ashford Investment Management, LLC ("AIM"), an investment fund platform and an indirect subsidiary of Ashford Inc. Mr. Bennett also is currently the Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director. Mr. Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council. Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as stock appreciation, company growth and increases in EBITDA.

        Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the Chief Executive Officer and Chairman of Ashford Inc., Ashford Trust and Ashford Prime since the inception of such entities are vital skills that make him uniquely qualified to serve as the Chairman of our board of directors.

        Dinesh P. Chandiramani has served on our board since November 2014 and currently serves as chairman of our compensation committee and a member of our audit committee. Mr. Chandiramani is a partner at America TMC. Mr. Chandiramani has served as the chief executive officer and president of Hyphen Construction Group, a national general contracting firm specializing in the hospitality industry, since 2008. Prior to joining Hyphen Construction Group Mr. Chandiramani worked at Response Remediation Service Company, a remediation and restoration contracting company from 2002 to 2008. Mr. Chandiramani is also active with the American Hotel and Lodging Association and currently serves on four of its committees. Mr. Chandiramani is a National Association of Corporate Directors (NACD) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community, and access to leading practices. Mr. Chandiramani attended Texas Tech University.

        Mr. Chandiramani brings his management experience and knowledge of the hospitality industry gained while serving as the chief executive officer and president of a general construction firm specializing in the hospitality industry to our board of directors.

        Brian Wheeler has served on our board of directors since November 2014 and currently serves as chairman of our nominating/corporate governance committee and as a member of our compensation committee. Mr. Wheeler has served as a marketing and communications strategist at Visible Dialogue, a boutique marketing and communications consultancy firm, since July 2010 and as a member of the board of directors of Visible Dialogue since May 2011. Mr. Wheeler has also served as an executive coach and principal at Evolution, a coaching and mentoring program for executives, since July 2012 and as the director-print management, director-digital operations and CTO of Nieman Printing, Inc., one of the largest wholesale facilities in the Southwest United States, since January 1998.

        Mr. Wheeler brings more than 15 years of experience delivering print management and marketing and communication solutions, as well as 10 years of experience driving brand development and growth strategies, to our board of directors.

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at our 2015 annual meeting of stockholders attended our 2015 annual meeting.

Board Member Independence

        Our board determines the independence of our directors in accordance with Section 803A of the NYSE MKT Company Guide and in accordance with our Corporate Governance Guidelines. The full text of our board of director's Corporate Governance Guidelines can be found in the Investor Relations section of our website at www.ashfordinc.com by clicking "INVESTORS," then "Governance Documents," and then "Corporate Governance Guidelines." The NYSE MKT Company Guide requires an affirmative determination by our board of directors that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether any director has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE MKT Company Guide and our own corporate guidelines.

        Our board of directors has affirmatively determined that, with the exception of Mr. Monty Bennett, our Chairman and Chief Executive Officer, and Mr. J. Robison Hays, III, our Chief Strategy Officer, each director is independent of Ashford and its management under the standards set forth in our Corporate Governance Guidelines and the NYSE MKT Company Guide.

        In making the independence determinations with respect to our current directors, our board of directors examined relationships between each of our directors or their affiliates and Ashford or its affiliates, including those reported below under the heading "Certain Relationships and Related Person Transactions" in this proxy statement and two additional relationships that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. Mr. Wheeler's wife owns a commercial printing company that is occasionally utilized by Ashford Inc., Ashford Trust and Ashford Prime for printing needs. In 2015, total fees paid to this company by Ashford Inc., Ashford Trust and Ashford Prime was $83,319. In March 2016, we, Ashford Trust and Ashford Prime paid to sponsor a booth and paid attendance fees for certain officers and directors of Ashford Trust, Ashford Prime and us to attend a conference held by Mauldin Economics, LLC, a company in which Mr. Mauldin owns a material interest. Total fees incurred for such sponsorship and registrations were $36,475. Our board of directors determined that none of these transactions impaired the independence of the directors involved. As a result of such analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required in Section 803A(1) of the NYSE MKT Company Guide. Any

reference to an independent director herein means such director satisfies the independence criteria set forth in the NYSE MKT Company Guide.

Board Committees and Meetings

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Each of these committees is composed exclusively of independent directors. Each of the committees is governed by a written charter that has been approved by our board of directors. A copy of each charter can be found in the Investor section of our website at www.ashfordinc.com by clicking "INVESTOR" and then "Governance Documents." The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating/ Corporate Governance
Dinesh P. Chandiramani	X	Chair
Darrell T. Hail	X	X	X
Gerald J. Reihsen, III	Chair
Brian Wheeler		X	Chair

        The audit committee is, and at all times during 2015 was, composed entirely of three independent directors. The audit committee is currently composed of Messrs. Gerald J. Reihsen, III, Darrell T. Hail and Dinesh P. Chandiramani. Mr. Mauldin served on our audit committee during 2015 and 2016 until he was replaced by Mr. Hail effective March 1, 2016. Mr. Reihsen serves as the chairman of the audit committee and satisfies the financial expert requirements set forth by the SEC.

        Each of the audit committee members is "financially sophisticated" under the rules of the NYSE MKT. The audit committee assists the board in overseeing: (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; and (v) the performance of our internal and independent auditors. The audit committee also:

  •
  has sole authority to appoint or replace our independent auditors;

  •
  has sole authority to approve in advance all audit and non-audit engagement fees, scope and terms with our independent auditors;

  •
  monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

  •
  meets at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

        The specific functions and responsibilities of the audit committee are set forth in the audit committee charter. In 2015, the audit committee met nine times.

        The compensation committee is, and at all times during 2015 was, composed of three independent directors: Messrs. Dinesh P. Chandiramani, Brian Wheeler and Darrell T. Hail. Mr. Chandiramani serves as the chairman of the compensation committee. The principal functions of the compensation committee is to:

  •
  evaluate the performance of our officers;

  •
  review and approve the officer compensation plans, policies and programs;

  •
  prepare compensation committee reports; and

  •
  administer our incentive plan.

        The committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of officer compensation. In 2015, the compensation committee met two times.

        The nominating/corporate governance committee is, and at all times during 2015 was, composed of two independent directors: Messrs. Brian Wheeler and Darrell T. Hail. Mr. Wheeler serves as the chairman of the nominating/corporate governance committee. The nominating/corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meetings of stockholders. The nominating/corporate governance committee also periodically prepares and submits to the board for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance and annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board. The committee has the sole authority to retain and terminate any search firm to be used to identify director candidate. In 2015, the nominating/corporate governance committee met two times.

Compensation Committee Interlocks and Insider Participation

        In 2015, Messrs. Chandiramani, Hail and Wheeler, each of whom is an independent director, served on our compensation committee. None of these directors is or has ever been an officer or employee of our company. None of our executive officers serves, or during 2015 served, as (i) a member of a compensation committee (or board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our board or as a member of our compensation committee, or (ii) a director of another entity, one of whose executive officers served or serves on our compensation committee. No member of our compensation committee has or had in 2015 any relationship with the company requiring disclosure as a related party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

 DIRECTOR COMPENSATION

        Each of our non-employee directors is paid an annual base retainer of $100,000, payable 50% in cash and 50% in common stock of the company or common units of Ashford LLC, at the option of the director. The lead director and the chairman of the audit committee are paid an additional annual cash retainer of $7,500; and the chairman of the compensation committee, the chairman of the nominating/corporate governance committee and each member of the audit committee other than the chairman are paid an additional annual cash retainer of $2,500. There are no additional fees paid for attending meetings. Our non-employee directors may also be eligible for additional cash retainers from time to time for their service on special committees. Officers receive no additional compensation for serving on the board. All directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        Our 2014 Incentive Plan provides for grants of stock to non-employee directors. On the date of the first meeting of the board of directors following each annual meeting of stockholders at which a non-employee director is re-elected to our board of directors, each non-employee director receives additional grants (as described above) of our common stock valued at $50,000 as of the date of grant. These stock grants are fully vested immediately.

        The following table summarizes the compensation paid by us to our non-employee directors for their services as director since our spin-off for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Dinesh P. Chandiramani	$105,000	$50,059	$155,059
Darrell T. Hall	$50,000	$50,059	$100,059
John Mauldin	$52,500	$50,059	$102,559
Gerald J. Reihsen, III	$107,500	$50,059	$157,559
Brian Wheeler	$110,000	$50,059	$160,059

(1)
Includes $50,000 cash retainer paid to each of Messrs. Wheeler, Chandiramani and Reihsen for their service on a special committee in connection with the Remington Transaction.

(2)
Paid in immediately vested common stock calculated based on the price of such stock as of the close of market on the date of grant.

 CORPORATE GOVERNANCE

        Our board is committed to good corporate governance practices that promote the long-term interest of stockholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE MKT and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website that includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the chief executive officer, chief financial officer and chief accounting officer. The corporate governance section can be found on our website at www.ashfordinc.com by clicking "INVESTOR" and then "Governance Documents."

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to our officers and directors and to each employee of the company, including individuals employed directly by the company or who are employed by Ashford LLC. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

        Any waiver of the Code of Business Conduct and Ethics for our officers or directors may be made only by our board or one of our board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Board Leadership Structure and Board Oversight of Risk

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company. In making decisions related to our leadership structure, specifically when determining whether to have a joint chief executive officer and chairman or to separate these offices, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of our stockholders. Upon the completion of our spin-off from Ashford Trust in November 2014, our board of directors determined that Mr. Monty J. Bennett was the best candidate to fill the role of Chairman of the board as well as to serve as our Chief Executive Officer. In making this determination, the board took into consideration the company's strategic initiatives, Mr. Bennett's expertise in the hospitality industry, which he has developed over the last 20 years, and his superior performance, as evidenced by the total stockholder return during Mr. Bennett's tenure as Chief Executive Officer of Ashford Trust. Our board believes that combining the roles of chairman and chief executive officer at this time is in the best interest of our stockholders and that our current leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

        The combined role of chairman and chief executive officer is both counterbalanced and enhanced by an independent director serving as the lead director. Pursuant to our corporate governance guidelines, in 2015 our board of directors appointed Mr. Brian Wheeler to serve as the lead independent director for a one-year term. The lead director has the following duties and responsibilities:

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  preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-employee directors;

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  advise the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent or non-employee directors;

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  serve as liaison between the chairman and the independent directors;

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  approve information sent to the board;

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  approve meeting agendas for the board;

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  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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  authorize the calling of meetings of the independent directors; and

  •
  if requested by major shareholders, be available for consultation and direct communication.

        In 2015, our independent directors held four independent executive sessions.

        In addition, pursuant to our charter and our corporate governance guidelines, the board must maintain a majority of independent directors at all times, and if the chairman of the board is not an independent director, at least two-thirds of the directors must be independent. Our board must also comply with each of the conflict of interest policies discussed in "Certain Relationships and Related Person Transactions—Conflicts of Interest Policies." Our corporate governance policies prohibit pledging of any stock held by our directors, officers or employees. Our charter provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensure independent director input and control over matters involving potential conflicts of interest.

        Our full board of directors has ultimate responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions and reports its analysis to the full board on a periodic basis.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to providing education opportunities to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Director Retirement Policy

        Upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

Director Nomination Procedures

        Identifying and Evaluating Candidates for Director.    The nominating/corporate governance committee recommends qualified candidates for board membership based on the following criteria:

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  integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the company's business, ability to make independent analytical inquiries, willingness to devote adequate time to board duties, and likelihood of a sustained period of service on the board;

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  business or other relevant experience; and

  •
  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other board members will build a board that is effective, collegial and responsive to the needs of the company.

        In connection with the selection of nominees for director, consideration will also be given to the board's desire for an overall balance of diversity, including professional background, experience and perspective. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The board, taking into consideration the recommendations of the nominating/corporate governance committee, is responsible for selecting the director nominees and for appointing directors to the board to fill vacancies, with primary emphasis on the criteria set forth above.

        Stockholder Nominations and Recommendations.    Our bylaws permit stockholders to nominate director candidates for consideration at the annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, giving the information required in our bylaws, including, among other things, the candidate's name, sufficient biographical data and qualifications. Stockholder nominations must fully comply with our bylaws and must be received between December 29, 2016 and January 28, 2017 to be considered for candidacy at the 2017 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

        Stockholders may recommend director candidates for consideration by the nominating/corporate governance committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for board membership. Stockholder recommendations may be submitted by writing to David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received between December 29, 2016 and January 28, 2017 to be considered for candidacy at the 2017 annual meeting of stockholders.

        The nominating/corporate governance committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established and maintained by our nominating/corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

EXECUTIVE OFFICERS

        The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table. For a description of the business experience of Mr. J. Robison Hays III, see the "Nominees for Election of Directors" section of this proxy statement. For a description of the business experience of Mr. Monty J. Bennett, see the "Board of Directors and Committee Membership—Biographical Information of Current Directors" section of this proxy statement.

	Age	Title
Monty J. Bennett	50	Chief Executive Officer
Douglas A. Kessler	55	President
David A. Brooks	56	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	40	Chief Financial Officer and Treasurer
J. Robison Hays, III	38	Chief Strategy Officer
Jeremy J. Welter	39	Executive Vice President of Asset Management
Mark L. Nunneley	58	Chief Accounting Officer

        Douglas A. Kessler has served as our President since November 2014. Mr. Kessler has also served as the President and as a member of the board of directors of Ashford Prime since April 2013 and as the President of Ashford LLC since November 2013 and Ashford Trust since January 2009. He served on the board of directors of Ashford Trust from January 2013 until the completion of the spin-off on November 19, 2013. Prior to being appointed President, Mr. Kessler served as Ashford Trust's Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of Ashford Trust's asset base to in excess of $4 billion. From July 2002 until August 2003, Mr. Kessler also served as the managing director/chief investment officer of Remington Hotel Corporation.

        Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs' Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler has diverse real estate experience totaling nearly 30 years and is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a Master of Business Administration degree and a Bachelor of Arts degree from Stanford University.

        Mr. Kessler has 30 years' experience in real estate acquisition, development, sales, finance, asset management, operating companies and fund raising, and he has been involved with the sale, acquisition or financing of several billion dollars of real estate. Mr. Kessler's service with Ashford Trust since its initial public offering, first as Chief Operating Officer and currently as President, together with his prior experience in the real estate industry, allows him to bring a valuable perspective to our board of directors that he is uniquely positioned to provide.

        David A. Brooks Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since November 2014. He has served in that capacity for Ashford Prime since April 2013, for Ashford LLC since November 2013 and for Ashford Trust since January 2009. Prior to assuming the role of Chief Operating Officer of Ashford Trust, he served as Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial

Corporation, an affiliate of Ashford Trust, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million dollars in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

        Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

        Deric S. Eubanks Mr. Eubanks has served as our Chief Financial Officer since June 2014. He has also served in that capacity for Ashford Prime, Ashford LLC and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President-Finance since 2013, a position he had also held at Ashford LLC since November 2013 and Ashford Trust since September 2011. Prior to his role as Senior Vice President-Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

        Mr. Eubanks earned a Bachelor of Business Administration from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

        Jeremy J. Welter has served as our Executive Vice President, Asset Management since November 2014. He has also served in that capacity for Ashford Trust since March 2011, for Ashford LLC since November 2013 and Ashford Prime since April 2013. He oversees our portfolio of hotels, which includes more than $5 billion in assets under management. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. He is a current member of Marriott's Owner Advisor Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

        Mr. Welter earned his Bachelor of Science in Business Administration in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

        Mark L. Nunneley has served as our Chief Accounting Officer since November 2014. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Prime since April 2013, Ashford LLC since November 2013 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

        Mr. Nunneley earned his Bachelor of Science degree in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

 COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the executive compensation disclosure with Ashford's management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the executive compensation disclosure be included in this proxy statement.

COMPENSATION COMMITTEE
Dinesh P. Chandiramani, Chairman
Darrell T. Hail
Brian Wheeler

 EXECUTIVE COMPENSATION

        Ashford (NYSE MKT: AINC) is a leading provider of asset management and other services to companies within the hospitality industry. Currently, Ashford serves as the advisor to two NYSE listed real estate investment trusts, namely Ashford Trust and Ashford Prime. Combined, Ashford Trust and Ashford Prime have 143 hotels with more than 31,000 rooms and approximately $6 billion in assets. In addition to Ashford Trust and Ashford Prime, Ashford also has a private securities fund investment subsidiary called Ashford Investment Management, or "AIM," which is an alternative investment management firm.

        In our capacity as the advisor to Ashford Trust and Ashford Prime, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. They have no employees and all of their executive officers are employees of Ashford LLC, our subsidiary. We receive an advisory fee from each of Ashford Trust and Ashford Prime for providing such services, the proceeds of which are used in part to pay compensation to our personnel, but Ashford Trust and Ashford Prime do not specifically reimburse us for any executive employee compensation or benefits costs.

Compensation Approach

        The compensation program balances three important objectives: provide adequate compensation to attract and retain talented managers; provide strong incentives for management to craft and execute a value-creating growth strategy; and, manage the program in a way that the cost to shareholders is appropriate for the performance achieved.

        Our program has three components: salary, an annual cash bonus plan and a long-term equity plan. Salaries are set at competitive levels to attract required talent. The cash bonus plan rewards management for meeting the company's annual business objectives. The equity plan rewards management for the effective execution of a long-term growth strategy and an incentive to remain committed to the long-term success of the organization. Both plans allow us to compete for services of the persons needed for the growth and success of our company.

Effect of Ashford Inc. Spin-Off

        In November 2014, we spun off from Ashford Trust to become a separate publicly traded company from Ashford Trust. Prior to the spin-off, our subsidiary Ashford LLC was a subsidiary of Ashford Trust, and following the spin-off, Ashford LLC became our subsidiary. Accordingly, Ashford Trust paid all cash compensation for our employees, including our named executive officers, for all periods during 2014 until November 12, 2014, the date of the spin-off. We paid all cash compensation to such employees, including our named executive officers, payable on or after November 12, 2014.

        The following is a discussion and analysis of compensation arrangements of our three most highly compensated executive officers in 2015 and since our inception in 2014, including our chief executive officer, whether such compensation was paid by us or by Ashford Trust.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our named executive officers and paid by the company in fiscal years 2015 and 2014:

Name	Year	Salary(1)	Bonus(1)	Option Awards(2)	Nonequity Incentive Plan Compensation(3)	Total
Monty J. Bennett	2015	$800,000	$—	$—	$1,350,000	$2,150,000
Chief Executive Officer	2014	800,000	1,600,000	3,662,765	—	6,062,765
Douglas A. Kessler	2015	625,000	—	—	781,250	1,406,250
President	2014	625,000	937,500	1,349,440	—	2,911,940
David A. Brooks	2015	475,000	150,000	—	492,813	1,117,813
Chief Operating Officer,	2014	475,000	593,750	1,542,217	—	2,610,967
General Counsel and
Secretary

(1)
For 2014, we paid one-eighth of total cash compensation (for the period from our spin-off from Ashford Trust on November 12, 2014 through December 31, 2014), and Ashford Trust paid seven-eighths of the total cash compensation (for the period from January 1, 2014 through our spin-off from Ashford Trust).

(2)
Represents the aggregate grant date fair value of options granted pursuant to our 2014 Incentive Plan, calculated in accordance with ASC Topic 718 without regard to the effect of any forfeitures. Assumptions used in the calculation of these amounts are described in Note 10 to the company's audited financial statements for the fiscal year end December 31, 2015, included in the company's Annual Report on Form 10-K that was filed with the SEC on March 15, 2016.

(3)
Represents awards paid to officers for meeting business objectives set by board in 2015, as described below in the section titled "—2014 Incentive Plan—Non-Equity Incentive Plan Compensation Awards."

Outstanding Equity Awards at Fiscal Year End Table

        The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2015:

Name	Number of Equity Awards That Had Not Vested at December 31, 2015		Option Exercise Price	Option Expiration Date
Monty J. Bennett	95,000	(1)	$$85.97	12/11/22
Douglas A. Kessler	35,000	(1)	$$85.97	12/11/22
David A. Brooks	40,000	(1)	$$85.97	12/11/22

(1)
These equity awards were granted on December 11, 2014 under the 2014 Incentive Plan and vest in their entirety three years from the date of the award, subject to forfeiture.

Employment Agreements

        We have employment agreements with each of our executive officers. These employment agreements provide for Mr. Bennett to serve as our Chief Executive Officer, Mr. Kessler to serve as our President, and Mr. Brooks to serve as our Chief Operating Officer, General Counsel and Secretary.

These employment agreements require our executive officers to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests. Mr. Bennett's employment agreement specifically allows him to continue to act as Chief Executive Officer of Remington Hotel Corporation, Remington Management LP, Remington Lodging & Hospitality, LLC and their affiliates. The initial term of each of these employment agreements expires on December 31, 2016, but each agreement is subject to automatic one-year renewals, unless either party provides at least 120 days' notice of non-renewal of the applicable employment agreement.

        The employment agreements for each of our executive officers provide for:

  •
  an annual base salary of $800,000 for Mr. Monty J. Bennett, $625,000 for Mr. Kessler and $475,000 for Mr. Brooks, subject to annual adjustments;

  •
  eligibility for annual cash performance bonuses under our incentive bonus plans, based on a targeted bonus range for each officer;

  •
  director's and officer's liability insurance coverage;

  •
  participation in other short- and long-term incentive, savings and retirement plans; and

  •
  medical and other group welfare plan coverage.

        All of these benefits are available to all of our salaried employees. Additionally, the senior executives have the following additional benefits, which are not extended to all salaried employees:

  •
  payment for an extensive annual medical exam conducted at UCLA Medical Center; and

  •
  additional disability and life insurance policies available only to our senior executives.

        The cumulative cost of the medical exam and the additional disability and life insurance is not expected to exceed $10,000 annually for any individual executive.

        Mr. Monty J. Bennett's targeted annual cash bonus range is 75% to 200% of his base salary. Mr. Kessler's targeted annual cash bonus range is 50% to 150% of his base salary. Mr. Brooks' targeted annual cash bonus range is 40% to 125% of his base salary.

2014 Incentive Plan

        Our 2014 Incentive Plan provides for both equity and cash based incentive compensation and for the grant of incentive awards to employees, consultants and non-employee directors of our company and its affiliates. The 2014 Incentive Plan is administered by the compensation committee of our board of directors.

  Material Terms of Our 2014 Incentive Plan.

        Our 2014 Incentive Plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

  •
  nonqualified stock options to purchase common stock;

  •
  incentive options to purchase common stock;

  •
  unrestricted stock;

  •
  restricted stock;

  •
  phantom stock;

  •
  stock appreciation rights; and

  •
  other stock or cash-based awards.

        Shares Subject to Our 2014 Incentive Plan.    We initially reserved 420,000 shares of common stock for issuance under our 2014 Incentive Plan, which is the equivalent of approximately 15% of the sum of (i) the issued and outstanding shares of our common stock immediately following the spin-off and (ii) the shares of our common stock reserved for issuance pursuant to the deferred compensation obligations we assumed in connection with the spin-off. In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under our 2014 Incentive Plan will be ratably adjusted. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the 2014 Incentive Plan is reduced for any reason whatsoever, including any optional forfeitures for the payment of taxes, or in the event any award granted under our 2014 Incentive Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the 2014 Incentive Plan for the grant of additional awards.

        The 2014 Incentive Plan contains a provision pursuant to which there is an automatic increase of authorized shares on January 1 of each year equal to 15% of the sum of (i) the fully diluted share count and (ii) the shares of common stock reserved for issuance under the company's deferred compensation plan, less shares available under the 2014 Incentive Plan as of December 31 of the previous year. After application of this provision, as of January 1, 2016, we had 375,546 shares of our common stock, or securities convertible into 375,546 shares of our common stock available for issuance under our 2014 Incentive Plan.

        Eligibility.    Under the 2014 Incentive Plan, we may grant awards to the employees, consultants and non-management directors of our company and its affiliates. While we may grant incentive stock options only to employees of the company or its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. We have approximately 107 employees and five non-management directors, all of whom are eligible to participate in the 2014 Incentive Plan.

        Administration.    Our 2014 Incentive Plan is administered by the compensation committee of our board of directors. With respect to any grant or award to any individual covered by Section 162(m) of the Code which is intended to be performance-based compensation, the compensation committee consists solely of two or more members of our board of directors, each of whom qualifies as an "outside director" as described in such Section 162(m) of the Code and a "non-management director" within the meaning of Section 16b-3 under the Exchange Act.

        The compensation committee selects the participants who are granted any award, and employees, consultants and non-management directors of our company or our affiliates are eligible to receive awards under the 2014 Incentive Plan, except that only employees of our company are eligible to receive an award of an incentive stock option and only employees, consultants and non-management directors of our company are eligible to receive an award of a nonqualified stock option or stock appreciation right.

        The 2014 Incentive Plan will terminate on the tenth anniversary of the date of approval by our stockholders, and no new awards may be granted after the termination date. Awards made before the termination of our 2014 Incentive Plan will continue in accordance with their terms.

        For additional discussion of the material terms of our 2014 Incentive Plan, please read "Proposal Number Three—Re-Approve Material Terms of the 2014 Incentive Plan for 162(m) Purposes."

  Non-Equity Incentive Plan Compensation Awards

        Cash bonuses are set by the compensation committee based upon the achievement of strategic and financial objectives set at the beginning of the year by the board and management. In 2015, the objectives included relative total shareholder return, earnings growth, assets under management, capital raising activities, a business plan for new services and increased exposure to the investment and analyst communities. The compensation committee selected eight, equally weighted metrics, and set performance targets for threshold and maximum bonus levels, with interpolation for performance between the threshold and maximum targets.

        In 2015, the named executive officers met or exceeded the maximum performance range for six of the eight measures as shown in the table below. The threshold performance was met for the remaining two measures. As a result, the committee awarded cash bonuses at a level 75% of the amount from threshold to maximum. In addition, the committee awarded David Brooks an additional $150,000 cash bonus in recognition of his exceptional performance over the past year.

	Performance Range		2015 Performance
Metric	Threshold	Maximum	Result	Award
Relative Total Shareholder Return(1)	Rank 5th or 6th	Rank in Top 4	1st	Maximum
Adjusted Earnings Per Share(2)	$1.79	$2.56	$5.82	Maximum
Sell-Side Analyst Coverage(3)	1	2	1	Threshold
Investor and Analyst Meetings(4)	75	150	484	Maximum
Investor/Analyst Day Attendance(5)	25	50	68	Maximum
Assets Under Management(6)	$100M	$500M	$749M	Maximum
Raise Private Capital(7)	$50M	$100M	$50M	Threshold
Business Plan for AINC Services Segment(8)	Final Plan	Launched	Launched	Maximum

(1)
Relative Total Shareholder Return measures the total return for Ashford Inc. (price appreciation and dividends) against a group of peers, calculated from the date of the spin-off. The peer group includes: Altisource Asset Management, Ares Management, Kennedy-Wilson Holdings, Northstar Asset Management, Och-Ziff Capital Management, Pzena Investment Management and Resources America.

(2)
Adjusted Earnings Per Share is based on the budgeted earnings before bonus awards that is agreed between management and the board.

(3)
Sell-Side Analysts provide investors with information and commentary about Ashford Inc.

(4)
Investor and Analyst Meetings give management the opportunity to explain Ashford's strategy and to answer investor questions.

(5)
Investor/Analyst Day is an opportunity for invited investors to learn about Ashford and to meet the management team.

(6)
Assets Under Management represents new assets acquired by Ashford Prime and Ashford Trust and is expressed in millions of dollars.

(7)
Private Capital is new capital raised by Ashford Inc.

(8)
The Business Plan for Services was launched with the announced combination with Remington on September 18, 2015

        As a general matter, the compensation committee takes into account the tax implications of the compensation vehicles employed by the company. Section 162(m) of the Tax Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our named executive officers (other than our chief financial officer who is not subject to Section 162(m)) during any fiscal year generally must be

"performance-based" compensation as determined under Section 162(m). Compensation generally qualifies as performance-based if, among other requirements, it is payable only upon the attainment of pre-established, objective performance goals based on performance criteria that have been approved by our stockholders, and the committee of our board that establishes and certifies the attainment of such goals consists only of "outside directors." All members of our compensation committee qualify as outside directors.

        The compensation committee takes into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the compensation committee's overall compensation philosophy and objectives. The compensation committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance.

Deferred Compensation Plan

        In 2007, Ashford Trust implemented a deferred compensation plan which allowed its executives and directors, at their election, to defer portions of their compensation. We assumed the plan in connection with the spin-off, and it was subsequently amended and restated. Mr. Monty Bennett is the only named executive officer that has participated in this plan. On the spin-off date, we assumed a liability of $16,956,712 in connection with Mr. Bennett's portion of the deferred compensation plan. No additional compensation was deferred under the amended and restated plan following the spin-off.

        Pursuant to the terms of the amended and restated plan, Mr. Bennett elected to invest his deferred compensation amounts in our common stock. As a result of this election, we have agreed to issue Mr. Bennett 195,579 shares of our common stock to satisfy the assumed deferred compensation obligation, and such shares will be issued beginning when the applicable deferral periods expire. We became obligated to begin payment of the deferred compensation obligations (and issuance of shares of our common stock) to Mr. Bennett in January 2016.

        Prior to our assumption and amendment of the deferred compensation plan in November 2014, Ashford Trust paid deferred compensation plan participants who elected the company stock investment option dividend equivalents, which accrued as additional shares, if and to the extent Ashford Trust paid dividends on its common stock. Thereby, each executive who participated in the deferred compensation plan and elected the company stock investment option received his investment shares plus any related dividend equivalent shares at the time that distributions were made from the plan subject to applicable rules and limitations. After our assumption and amendment of the deferred compensation plan in November 2014, deferred compensation plan participants may elect our common stock as an investment option, and we will continue to make such dividend equivalent payments in shares of our common stock to the extent we pay dividends and deferred compensation plan participants elect common stock as the investment option.

Compensation Risk Assessment

        The compensation committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the company, as well as policies and practices that could mitigate any risks. After conducting this review in early 2016, the committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our company.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE OF CONTROL

Executive Officers

        We have employment agreements with each of our executive officers, which were approved while the company was a controlled subsidiary of Ashford Trust prior to the spin-off, and we assumed Ashford Trust's existing deferred compensation plan. Under the terms of the employment agreements, each of our named executive officers is entitled to receive certain severance benefits after termination of employment. The amount and nature of these benefits vary depending on the circumstances under which employment terminates. The employment agreements provide for certain specified benefits during the entire term of the employment agreement.

        Each of the employment agreements of our named executive officers provides that, if the executive's employment is terminated as a result of death or disability of the executive; by us without cause (including non-renewal of the agreement by us); by the executive for "good reason;" or after a "change of control" (each as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  a lump-sum cash severance payment (more fully described below);

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  pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

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  all restricted equity securities held by such executive will become fully vested; and

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  health, life and disability benefits for 36 months following the termination of employment of Mr. Bennett, or 24 months following the termination of employment of the other executives, in each case at the same level of benefit as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer (other than a Remington affiliate for Mr. Bennett), payable by the company over the period of coverage.

        The lump sum severance payment payable upon termination of an executive's employment agreement in any of the circumstances described above is calculated as the sum of such executive's then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier. The severance multiplier is:

  •
  one for all executives in the event of termination as a result of death or disability of the executive;

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  two for all executives other than Mr. Bennett and three for Mr. Bennett in the event of and termination by us without cause (including non-renewal of the agreement) or termination by the executive for good reason;

  •
  two for Mr. Brooks and three for Messrs. Bennett and Kessler in the event of termination by the company without cause or by the executive for any reason within one year following a change in control.

        If an executive's employment is terminated by the executive officer without "good reason" (as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. Additionally, the employment agreements for each of the executives includes non-compete provisions, and in the event the executive elects to end his employment with us without good reason, in exchange for the executive honoring his non-compete provisions, he will be entitled to the following additional payments:

  •
  health benefits for the duration of the executive's non-compete period following the executive's termination of employment at the same level of benefit as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

  •
  a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following the executive's termination.

        If any named executive officer's employment agreement is terminated by the company for "cause" (as defined in the applicable employment agreement) the executive will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

        Each of the employment agreements contain standard confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality provisions apply during the term of the employment agreement and for anytime thereafter. The non-interference provisions apply during the term of the employment agreement. The non-solicitation provisions apply during the term of the agreement, and for a period of one year following the termination of the executive. The non-compete provisions apply during the term of the employment agreements and for a period of one year thereafter. The non-compete provisions of Mr. Monty Bennett's employment agreement specifically allow Mr. Bennett to engage in certain potentially competitive activities consistent with his positions at Remington and consistent with the mutual exclusivity agreement between Remington and the company.

        Additionally, in the event of an executive's termination for any reason, all deferred compensation amounts payable under our deferred compensation plan become due and payable in a single lump sum payment within 45 days of the termination date.

 SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the ownership of our common stock by (i) each person who beneficially owns, directly or indirectly, more than 5% of our common stock, (ii) each of our directors, director nominees, our chief executive officer and our two most highly compensated executive officers and (iii) all of our directors, director nominees and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person actually owns beneficially or of record; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

        As of April 14, 2016, we had an aggregate of 2,010,067 shares of common stock outstanding. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Monty J. Bennett	221,172	(2)	11.0%
Dinesh P. Chandiramani	1,423		*
Darrell T. Hail	1,423		*
J. Robison Hays, III	10,000		*
John Mauldin	2,211		*
Gerald J. Reihsen, III	1,423		*
Brian Wheeler	1,423		*
David A. Brooks	32,441		1.6%
Douglas A. Kessler	29,647		1.5%
Ashford Hospitality Trust, Inc.	598,163		29.8. %
Ashford Hospitality Prime, Inc.	194,880		9.7%
All executive officers and directors as a group (12 persons)	326,719		16.3%

*
Denotes less than 1.0%.

(1)
Ownership excludes common units in Ashford LLC, our operating company.

(2)
This number excludes the Company's obligation to issue common stock to Monty Bennett pursuant to the Company's deferred compensation plan. As of April 14, 2016, the Company has reserved an aggregate of 195,579 shares of common stock for issuance to Monty Bennett, which are issuable periodically over a five-year period that will begin in January 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the year ended December 31, 2015, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Advisory Agreements and Relationships with Ashford Trust and Ashford Prime

        Ashford Trust created us to separate its asset management and advisory business from its hospitality investment business. In connection with our separation from Ashford Trust, Ashford LLC became our operating company, and it continues to advise Ashford Prime pursuant to the existing advisory agreement between Ashford Prime and Ashford LLC. Ashford LLC also became the advisor to Ashford Trust. Pursuant to our advisory agreements with Ashford Trust and Ashford Prime, we (through our operating company Ashford LLC) are responsible for implementing the investment strategies and decisions and the management of the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We may also perform similar services for new or existing platforms created by us, Ashford Trust or Ashford Prime.

        Our advisory agreements with Ashford Prime and Ashford Trust each have an initial 10-year term. Each advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us, Ashford Trust or Ashford Prime, as applicable. We are entitled to receive from each of Ashford Trust and Ashford Prime an annual base fee calculated as 0.70% or less of the total market capitalization of such entities, subject to a minimum quarterly fee. We are also entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective out-performance, as measured by total annual stockholder return, as compared to such entity's respective peers. In the year ended December 31, 2015, we received base fees of $33.8 million and $8.6 million from Ashford Trust and Ashford Prime, respectively. We received no incentive fee from Ashford Trust in 2015. We received a $1.3 million incentive fee from Ashford Prime in 2016.

        In addition, we are entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by us or our affiliates on behalf of Ashford Trust or Ashford Prime or in connection with the services provided by us pursuant to the advisory agreements, which includes each of Ashford Trust's and Ashford Prime's pro rata share of our office overhead and administrative expenses incurred in providing our duties under the advisory agreements. For the year ended December 31, 2015, we received reimbursements of approximately $6.5 million and $1.8 million from Ashford Trust and Ashford Prime, respectively.

        The board of directors of each of Ashford Trust and Ashford Prime also has the authority to make annual equity awards to us or directly to our employees, officers, consultants and non-employee directors, based on the achievement by Ashford Trust or Ashford Prime, as applicable, of certain financial and other hurdles established by the respective boards of directors. In June 2015, Ashford Prime awarded performance stock units and performance LTIP units to our executive officers valued at $6.4 million. In March 2015, Ashford Prime awarded equity grants of its common stock or LTIP units to our non-executive employees valued at $640,412. In March 2015, Ashford Trust awarded equity grants of its common stock or LTIP units to our executive officers and employees valued at $17.0 million.

        If we are requested to perform services outside the scope of an advisory agreement, Ashford Trust or Ashford Prime, as applicable, is obligated to separately pay for such additional services. No such fees for additional services were paid in 2014.

        We are also entitled to receive a termination fee from each of Ashford Trust and Ashford Prime under certain circumstances.

        On March 23, 2016, we filed a lawsuit in the District Court of Dallas County against Sessa Capital (Master), L.P., an owner of more than 5% of the outstanding shares of Ashford Prime ("Sessa") and certain of its affiliates for tortious interference relating to Sessa's pending litigation and public campaign regarding our advisory agreement with Ashford Prime. The lawsuit seeks to enjoin Sessa and the other defendants from their tortious interference with the advisory agreement, as well as damages in excess of $200 million.

Our Relationship and Agreements with Remington

  Mutual Exclusivity Agreement

        Immediately prior to the completion of the spin-off from Ashford Trust, we entered into a mutual exclusivity agreement with Remington, pursuant to which we agreed to utilize Remington to provide property management, project management and development services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, to the extent that we have the right, or control the right, to direct such matters, unless our independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better. In exchange for our agreement to engage Remington for such services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, Remington has agreed to grant to any such companies advised by us a right of first refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between us and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and us. The services that Remington provides under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by us includes (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements. Currently, our business strategy does not include providing any of these types of services.

        Mr. Monty Bennett will potentially benefit, indirectly, from Remington's receipt of property management fees, project management fees and development fees by Remington from such future companies that we advise, as well as any such fees payable by us if we acquire or develop hotels in the future. Currently, our business strategy does not contemplate the acquisition or development of hotels.

  Remington Transaction

        On September 17, 2015, we entered into an acquisition agreement with Remington, Mr. Monty Bennett, and certain of their affiliates, in which we agreed to acquire all of the general partner interest and 80% of the limited partner interests in Remington for total consideration of $331.7 million. Mr. Monty Bennett and his father, Mr. Archie Bennett, Chairman Emeritus of Ashford Trust, currently own 100% of Remington. Following the Remington Transaction, the Bennetts will continue to own the other 20% of limited partner interests in Remington and will receive a 29.4% non-voting equity interest in Ashford Advisors, Inc., a newly formed subsidiary of us that will acquire Remington and Ashford LLC in the transaction. Closing of the Remington Transaction is subject to customary closing conditions, including approval of the transaction by our shareholders. Our shareholders approved the transaction on April 12, 2016.

Our Relationship and Agreements with AIM

        Our indirect subsidiary, Ashford Investment Management, LLC ("AIM"), manages an investment fund called Ashford Quantitative Alternatives (U.S.) LP (formerly, AIM Real Estate Hedged Equity (U.S.) Fund, LP) ("REHE Fund"), which invests substantially all of its funds in Ashford Quantitative Alternatives Master Fund, LP (formerly, AIM Real Estate Hedged Equity Master Fund, LP) (the

"Master Fund"). In June 2015, a wholly owned subsidiary of Ashford Trust invested all of its assets in the REHE Fund, which were valued at approximately $56.0 million as of December 31, 2015. Also in June 2015, a wholly owned subsidiary of Ashford Prime invested all of its assets in the REHE Fund, which were valued at approximately $48.4 million as of December 31, 2015.

        By way of their respective investments in AIM, each of Ashford Trust and Ashford Prime delegated to AIM all of its investment powers, duties and responsibilities with regard to the investment and reinvestment of the assets it invested in the REHE Fund. The REHE Fund has appointed AIM as its agent in fact with full authority to buy, sell or otherwise effect investment transactions for the assets it has invested in the REHE Fund. Ashford Trust and Ashford Prime retained no rights to dispose or vote the securities held by the REHE Fund.

        AIM is not compensated for its services pursuant to the investment management agreement with respect to any assets invested by Ashford Trust or Ashford Prime; however, the REHE Fund does reimburse AIM for certain expenses related to the investment management services provided by AIM to the REHE Fund and those expenses are indirectly borne by Ashford Trust and Ashford Prime.

        On April 6, 2016, the board of directors of Ashford Prime submitted and approved a redemption notice to the REHE Fund to redeem 100% of its interest in the fund in connection with the conclusion of a strategic review process performed on Ashford Prime's behalf by its independent directors.

        Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, owns 25% of AIM Performance Holdco, L.P. ("AIM Performance Holdco"), a Delaware limited partnership that owns a 99.99% limited partnership interest in the general partner of the private investment funds managed by AIM. Mr. J. Robison Hays III, our Chief Strategy Officer, owns 15% of AIM Performance Holdco. Ashford LLC directly and indirectly holds the remaining equity interests in AIM Performance Holdco. The collective 40% equity interest held by Messrs. Bennett and Hays in AIM Performance Holdco results in an indirect ownership of a 40% equity interest in the general partner of the private investment funds managed by AIM, or any affiliates that are created by Ashford LLC to serve as the general partner of such private investment funds.

        During 2015, Mr. Monty J. Bennett also owned 25% of AIM Management Holdco, LLC ("AIM Management Holdco"), a Delaware limited liability company that is the sole member of AIM, and Mr. J. Robison Hays III owned 15% of AIM Management Holdco, while Ashford LLC held the remaining equity interests in such entity. Over time during the first quarter of 2016, Ashford LLC contributed capital to AIM Management Holdco in exchange for equity interests in such entity sufficient to dilute Messrs. Bennett's and Hays' ownership in AIM Management Holdco to effectively zero. The equity interests held by Messrs. Bennett and Hays in AIM Performance Holdco remained unchanged.

Conflicts of Interest

        Each of our executive officers, two of which are also directors, also serve as key employees and as officers of Ashford Trust and Ashford Prime, and will continue to do so. Furthermore, so long as we serve as an advisor to Ashford Prime, we will be allowed to designate two persons as candidates for election as director of Ashford Prime at any stockholder meeting at which directors are to be elected. Such nominees may be executive officers of us or Ashford Prime. Mr. Monty Bennett is also the Chief Executive Officer and Chairman of the board of directors of Ashford Trust and Ashford Prime. Although we consulted with our third-party financial advisors when structuring the terms of our agreements with Ashford Trust and Ashford Prime, we did not conduct arm's-length negotiations with respect to the terms of such agreements. As a result, the principals of Ashford Trust may have had the ability to influence the type and level of benefits that they and our other affiliates will receive. Accordingly, our advisory agreements and other agreements with each of Ashford Trust and Ashford

Prime, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated on an arm's-length basis with unaffiliated third parties.

        Mr. Monty Bennett is an owner and the Chief Executive Officer of Remington and is an owner, the Chief Executive Officer and Chairman of Ashford Trust and Ashford Prime. As a result, his duties to us as a director and officer may conflict with his duties to, and pecuniary interest in, Remington, Ashford Trust and Ashford Prime.

        Pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, each such entity acknowledges that our personnel will advise Ashford Trust and Ashford Prime and may also advise other businesses in the future and will not be required to present Ashford Trust or Ashford Prime with investment opportunities that we determine are outside of their respective initial investment guidelines and within the investment guidelines of another business we advise. To the extent we deem an investment opportunity suitable for recommendation, we must present Ashford Trust with any such investment opportunity that satisfies its initial investment guidelines and must present Ashford Prime with any such investment opportunity that satisfies Ashford Prime's initial investment guidelines, but in each case we will have discretion to determine which investment opportunities satisfy such entity's initial investment guidelines. If, however, either Ashford Trust or Ashford Prime materially changes its investment guidelines without our express consent, we will be required to use our best judgment to allocate investment opportunities to Ashford Trust, Ashford Prime and other entities we advise, taking into account such factors as we deem relevant, in our discretion, subject to any then-existing obligations we may have to such other entities. Any new individual investment opportunities that satisfy Ashford Prime's investment guidelines will be presented to its board of directors, who will have up to ten business days to accept any such opportunity prior to it being available to Ashford Trust or another business advised by us. Likewise, any new individual investment opportunities that satisfy Ashford Trust's investment guidelines will be presented to its board of directors, who will have up to ten business days to accept any such opportunity prior to it being available to Ashford Prime or another business advised by us. Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently. Some portfolio investment opportunities may include hotels that satisfy the investment objectives of both Ashford Trust and Ashford Prime or of another business we advise. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity's investment guidelines, we will be required to allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses we advise in a fair and equitable manner, consistent with such entities' investment objectives. In making this determination, using substantial discretion, we will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors we deem appropriate. We may utilize options, rights of first offer or other arrangements to subsequently reallocate assets. In making the allocation determination, we have no obligation to make any investment opportunity available to Ashford Trust or Ashford Prime.

        In addition, pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, we agreed to, from time to time, to make "key money investments" to facilitate the acquisition of properties by Ashford Prime and Ashford Trust if the independent board members of the company and each of Ashford Prime or Ashford Trust, as applicable, have determined that without such an investment, the acquisition of such property would be uneconomic to Ashford Prime or Ashford Trust. Any such assets are referred to as "key money assets." Any key money investment will be in the form of, but not limited to, cash, notes, equity of the company, the acquisition of furniture, fixture and equipment by the company for use at the subject hotel, or other investment mutually agreed to by the company and Ashford Prime or Ashford Trust, as applicable, at the time the company makes such an investment. Upon such key money investment, the company will be engaged as the asset manager for the related key money asset and will receive the key money asset management fees which are included in the base fees. The company, Ashford Trust and Ashford Prime may also agree to additional incentive fees based on the performance of any key money asset.

        From time to time, as may be determined by our independent directors and the independent directors of Ashford Prime, Ashford Trust and any other company subsequently advised by us, each such entity may provide financial accommodations, guaranties, back-stop guaranties, and other forms of financial assistance to the other entities on terms that the respective independent directors determine to be fair and reasonable.

Conflict of Interest Policies

        Because we could be subject to various conflicts of interest arising from our relationships with Remington, Ashford Trust, Ashford Prime, AIM and other parties, to mitigate any potential conflicts of interest, we have adopted a number of conflict of interest policies. As described above under "Corporate Governance—Board Leadership Structure and Board Oversight of Risk," our bylaws require that, at all times, a majority of our board of directors be independent directors and our corporate governance guidelines require that two-thirds of our board be independent directors at all times that we do not have an independent chairman.

        Our corporate governance guidelines also provide that all decisions related to our advisory agreements with Ashford Trust and Ashford Prime, the mutual exclusivity agreement with Remington and certain agreements with Ashford Trust that we entered into pursuant to the spin-off be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements. In addition, our directors also are subject to the applicable provisions of Delaware law regarding conflicts of interest.

AUDIT COMMITTEE REPORT

        The audit committee represents and assists our board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The audit committee manages our relationship with its independent registered public accounting firm (which reports directly to the audit committee). The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and receives appropriate funding, as determined by the audit committee, from us for such advice and assistance.

        Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The audit committee monitors our financial reporting process and reports to the board on its findings.

        In this context, the audit committee hereby reports as follows:

          1.     The audit committee has reviewed and discussed the audited financial statements with Ashford's management.

          2.     The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, or the PCAOB.

          3.     The audit committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

          4.     Based on the review and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in Ashford's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

        The undersigned members of the audit committee have submitted this Report to the board of directors.

AUDIT COMMITTEE
Gerald J. Reihsen, III, Chairman Darrell T. Hail Dinesh P. Chandiramani

 PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. BDO USA, LLP has audited our financial statements as of and for the year ended December 31, 2015. Ernst & Young LLP served as our independent registered public accountant during 2015 until their dismissal effective September 8, 2015. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        The reports of Ernst & Young LLP on our financial statements for the fiscal year ended December 31, 2014 and on the financial statements for the year ended December 31, 2013 of our predecessor did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2013 and 2014 and through September 8, 2015, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements for such periods.

        Except as discussed below, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2014 and the subsequent interim period through September 8, 2015. The company disclosed in Form S-4, filed on July 2, 2014 (the "Form S-4"), that its internal control over financial reporting was not effective due to the existence of a material weakness related to an operational deficiency in its controls surrounding management's preparation and review of carve out financial statements. As a result, the company restated its financial statements for the years ended December 31, 2013, 2012 and 2011 within the Form S-4 due to (i) a misstatement related to dividends paid on stock reserved for issuance to participants in the company's deferred compensation plan, (ii) a misstatement related to non-cash compensation being improperly included as a cash item in the operating section of the combined statements of cash flows and (iii) an incorrect allocation of stock-based compensation. Additionally, the company disclosed in its Form 10-Q/A, filed on August 14, 2015, for the fiscal quarter ended March 31, 2015 (the "Form 10-Q/A") that its internal control over financial reporting was not effective as of March 31, 2015 due to the existence of material weaknesses related to the accounting for (i) the valuation allowance on deferred tax assets and (ii) the consolidation of the financial position and operating results of certain private investment funds managed by AIM, a wholly owned subsidiary of the company. As a result, the company noted misstatements related to: (a) income tax expense and deferred tax assets resulting from improper consideration of carryback potential of certain deferred tax assets in assessing whether it is more likely than not that a portion of the company's deferred tax assets will be realized, and (b) the consolidation of certain private investment funds managed by AIM. Accordingly, the company misstated net income and adjusted net income, requiring the company to restate its financial statements for the fiscal quarter ended March 31, 2015 in the Form 10-Q/A.

        The company's accounting for the reportable events above was discussed with Ernst & Young LLP, and the company authorized Ernst & Young LLP to respond fully to the inquiries of BDO USA, LLP concerning the subject matter of each of the abovementioned reportable events.

        During the fiscal year ended December 31, 2015, and in connection with the accounting for the valuation allowance on deferred tax assets described above, the company discussed the matter with Ernst & Young LLP and sought BDO USA, LLP's assistance to understand the accounting requirements and available interpretations regarding the application of ASC 740, Income Taxes. Decisions regarding the accounting treatment of this item were made by the company with consideration given to the interpretive guidance provided by Ernst & Young LLP and BDO USA, LLP. The company's accounting for the above income tax matter involves considerable management judgment and assumptions as described in the notes to the financial statements in the Form 10-Q/A. BDO USA, LLP did not express a conclusive view on the company's accounting treatment of this income tax matter.

        Ernst & Young LLP furnished us with a letter to addressed to the SEC stating its agreement with the above statements.

        Except for the consultations described above, during the fiscal years ended December 31, 2014 and 2013, and through September 8, 2015, the company has not consulted with BDO USA, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and neither a written report was provided to the company nor oral advice was provided to it by BDO USA, LLP that BDO USA, LLP concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a "reportable event" described in Item 304(a)(1)(v) of Regulation S-K.

        Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2014 and 2015 until their resignation and by BDO USA, LLP since their appointment included the audits of our annual financial statements and the financial statements of our subsidiaries. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2015 and 2014, aggregate fees incurred related to our principal accountants, Ernst & Young LLP and BDO USA, LLP, applicable, consisted of the following:

				Ernst & Young LLP
	Ernst & Young LLP		TOTAL
		BDO USA, LLP
			Year Ended December 31,	Year Ended December 31,
	January 1 - September 8,	September 8 - December 31,
	2015	2015	2015	2014
Audit Fees	$485,000	$265,560	$750,560	$360,000
Audit-Related Fees	84,892	40,000	124,892	—
Tax Fees	108,250	—	108,250	—
All Other Fees	—	—	—	—

Total	$678,142	$305,560	$983,702	$360,000

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of our subsidiaries, reviews of our unaudited quarterly financial information, reporting on the effectiveness of our internal controls over financial reporting and reviews and consultation regarding financial accounting and reporting matters and our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        Representatives of BDO USA, LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP will not be present at the annual meeting of stockholders.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2016.

 PROPOSAL NUMBER THREE—RE-APPROVE MATERIAL TERMS OF THE 2014 INCENTIVE PLAN FOR 162(m) PURPOSES

Overview

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") and related Treasury Regulations generally disallow a tax deduction by public companies for certain compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) (such being the "covered officers") unless such compensation is based on objective performance goals that are approved by the stockholders and otherwise meets the requirements for performance-based compensation under Section 162(m). Before our spin-off, our sole stockholder approved our 2014 Incentive Plan (the "Plan"). As a result, any performance-based compensation we paid to our covered officers under the plan qualified as performance-based compensation under Section 162(m) due to a transition rule applicable to spun-off corporations. However, this transition rule will expire on May 17, 2016, the date of our annual meeting. We believe it is in the best interests of the company and our stockholders that the $1 million deduction limit under Section 162(m) not apply to performance-based compensation paid under the Plan. Due to the expiring transition rule, and to be compliant with Section 162(m) on a going forward basis, we are asking you to re-approve the material terms of the Plan.

        For compensation to qualify as performance-based under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including (1) the performance goals, (2) the group of participants whose compensation would be subject to the performance goals, and (3) the maximum amount payable to a covered officer, must be disclosed to, and approved by, stockholders. Section 162(m) requires that the disclosure to stockholders be specific enough so that stockholders can determine the maximum amount of compensation that could be payable to the employee under a performance goal during a specified period.

        Because the Section 162(m) transition period relating to our spin-off from Ashford Trust will expire on May 17, 2016, stockholder approval of the material terms of the Plan is necessary for Section 162(m) purposes or else we may lose certain federal income tax deductions under Section 162(m). We believe it is prudent and in the best interests of the company and our stockholders to qualify performance-based awards under the Plan as performance-based compensation under Section 162(m) (and therefore not subject to the $1 million deduction limitation) should this situation arise in future years.

        We are not seeking stockholder approval of additional shares. We are seeking approval of the material terms of the Plan for Section 162(m) purposes only. The Plan itself has been previously approved. Thus, regardless of whether this proposal is approved, the Plan will continue to be in effect, and we will continue to be authorized to grant equity-based awards under the Plan. If this proposal is not approved, the only effect will be to cause performance-based compensation under the Plan not to be considered performance-based for Section 162(m) purposes, which would cause the $1 million deduction limit to apply to such compensation. We believe not qualifying performance-based compensation for Section 162(m) purposes would negatively impact the company and our stockholders.

Material Terms

        The material terms of the Plan are as follows:

        Participants Eligible.    Our employees, consultants and non-employee directors ("Participants") are eligible to receive awards under the Plan. Performance-based awards may be granted to any Participants under the Plan. Notwithstanding our ability to grant performance-based compensation to this group of eligible persons, nothing in this approval will obligate us to grant awards that satisfy the Section 162(m) performance-based compensation requirements to any of our covered officers.

        Performance Goals.    The performance goals for awards intended to qualify as "performance-based compensation" under Section 162(m) will be based on one or more business criteria for our company, as specified by our compensation committee, from the following list with respect to our company: operating income; return on net assets; return on assets; return on investment; return on equity; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; total stockholder return; earnings per share; increase in revenues; increase in cash flow; increase in cash flow return; economic value added; gross margin; net income; debt reduction; credit status; stock price; and any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

        The performance goals will be established by our compensation committee in accordance with Section 162(m) and the applicable Treasury regulations. At the end of the applicable performance period, our compensation committee will certify the attainment of the performance goals and may decrease, but not increase, the number of shares or cash payable to covered officers upon attainment of such goals. To the extent our compensation committee does not satisfy the requirements of Section 162(m), performance-based compensation may be granted and administered by a committee of directors that meet such requirements.

        Maximum Individual Annual Compensation.    Any awards of stock options or stock appreciation rights ("SARs") will contain an exercise price equal to the fair market value of the underlying common stock as of the date of grant. No individual participant may receive awards in any one calendar year relating to more than 210,000 shares of our common stock, subject to adjustment upon certain corporate events described in the Plan, or more than $8 million in cash.

Material Features of the Plan

        The following summary of the principal terms of the Plan is qualified in its entirety by the full text of the Plan, which has been previously filed electronically with the SEC and can be reviewed on the SEC's website at www.sec.gov. You may also obtain, free of charge, a copy of the Plan by writing to our Corporate Secretary at David A. Brooks, Corporate Secretary, Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        Purpose.    The purpose of the Plan is to attract and retain employees, members of our board and consultants by providing them with additional incentives, and to promote the success of our company's business.

        Administration.    Our compensation committee will administer the Plan. Our compensation committee determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to our compensation committee under the Plan, our compensation committee may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) determine the terms and conditions of awards, and (v) amend outstanding awards.

        Eligibility.    Persons eligible to receive awards under the Plan include our employees, consultants and non-employee members of our board. Our compensation committee determines from time to time the Participants to whom awards will be granted.

        Authorized Shares; Limits on Awards.    The maximum number of common shares that may be issued or transferred pursuant to awards under the Plan equals 420,000, all of which may be subject to incentive stock option treatment. Beginning in 2015, this maximum number is increased on the first day of each calendar year by:

  •
  15% of the sum of (a) the number of shares of our company's common stock that are outstanding on a fully converted and diluted basis, and (b) the number of shares of our company's common stock reserved for issuance under our company's deferred compensation plan; in each case calculated on the last day of the immediately preceding calendar year; minus

  •
  the number of shares of our company's common stock that remain available for new awards under the Plan.

        Adjustments or Changes in Capitalization.    In the event of any change in the outstanding shares of common stock by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or similar transaction, our Compensation Committee shall provide for a substitution or an adjustment in the (i) number and class of securities subject to outstanding awards, (ii) the consideration to be received upon exercise or vesting of an award, (iii) the exercise price of options, (iv) the aggregate number and class of securities for which awards may be granted under the Plan and/or (v) the maximum number of securities with respect to which an employee may be granted awards during any calendar year.

        Incentive Awards.    The Plan authorizes stock options, SARs, restricted stock, phantom stock, performance-based awards, purchased stock, bonus stock as well as other awards (described in the Plan) that are responsive to changing developments in management compensation. The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.

        Stock Option.    A stock option is the right to purchase common shares at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option ("ISO") or a nonqualified stock option ("NQSO"). ISO benefits are taxed differently from NQSOs, as described under "Federal Income Tax Treatment of Awards under the Plan," below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by our Compensation Committee.

        SARs.    A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by our compensation committee at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

        Restricted Stock.    A restricted stock award is typically for a fixed number of common shares subject to restrictions. Our compensation committee specifies the price, if any, the Participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. A stock bonus may be granted by our compensation committee to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by our compensation committee. The number of shares so awarded shall be determined by our compensation committee and may be granted independently or in lieu of a cash bonus.

        Phantom Stock.    Phantom stock is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a common share.

        Performance Awards.    The payment of the value of a performance award is conditioned upon the achievement of performance goals set by our compensation committee at the time of granting the performance award and may be paid in cash, shares of our common stock, or a combination thereof. The maximum value of the cash that may be paid to a participant pursuant to a performance award granted in any year is $8 million.

        Other Awards.    The Plan also provides for grants of other awards with terms determined by our compensation committee.

        Transfer Restrictions.    Subject to certain exceptions, awards under the Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her.

        Termination of or Changes to the Plan.    Our board may amend, alter or discontinue the Plan at any time. No such amendment or termination, however, may impair the rights of any holder of outstanding awards without his or her consent, and no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a "repricing" of such award.

        Change in Control.    Vesting of awards may be accelerated in the event of certain change in control situations, provided the Participant's service is terminated within one year from the change in control transaction.

Federal Income Tax Treatment of Awards Under the Plan

        Federal income tax consequences relating to awards under the Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code (the "Code") to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        For NQSOs, our company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, our company is generally not entitled to a deduction nor does the Participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Our company will generally have a corresponding deduction at the time the Participant recognizes income. However, as for those awards subject to ISO treatment, our company would generally have no corresponding compensation deduction.

        If an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), our company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by our company in certain circumstances.

New Plan Benefits

        Awards are subject to the discretion of our compensation committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.

        The board of directors unanimously recommends a vote FOR the re-approval of the 2014 Incentive Plan for 162(m) purposes.

 OTHER PROPOSALS

        The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2017 annual meeting as permitted by Rule 14a-4(c) promulgated under the Exchange Act and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2017 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 29, 2016. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2016 annual meeting of stockholders, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 29, 2016 and no later than January 28, 2017. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

        All stockholder proposals must be in full compliance with our bylaws to be eligible for inclusion in our proxy or presentation to our stockholders.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ashfordinc.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2015. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 28, 2016. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary
April 28, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ASHFORD, INC. ATTN: MR. DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E11070-P78477 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASHFORD, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Darrell T. Hail J. Robison Hays, III John Mauldin Gerald J. Reihsen, III For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016 3. Re-approve the material terms of our 2014 Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com. E11071-P78477 ASHFORD, INC. ANNUAL MEETING OF STOCKHOLDERS - May 17, 2016 This Proxy is solicited by the Board of Directors of the Company The undersigned, having received notice of the 2016 Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2016 Annual Meeting of Stockholders of ASHFORD, INC. (the "Company") to be held on Tuesday, May 17, 2016 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: